EXHIBIT 10.11
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                     MODIFICATION TO CONSULTING AGREEMENT
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      THIS MODIFICATION TO CONSULTING AGREEMENT (this "Modification") is entered into as of May 31, 2000 between CFC ADVISORY SERVICES LIMITED PARTNERSHIP (the "Consultant") and BANYAN STRATEGIC REALTY TRUST (the "Owner").


                                R E C I T A L S
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      A.    Owner and Consultant have previously entered into that certain
Consulting Agreement dated as of February 18, 2000 (the "Agreement").

      B. Owner has established a Special Committee known as the Financial Advisory Committee (the "Committee") consisting of all of the Independent Trustees of Owner to which the Owner has delegated the authority to handle all aspects of the Owner's business as it pertains to the subject matter of this Modification.

      C. Owner and Consultant have agreed to amend the Agreement as set forth herein.

      THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Owner and the Consultant agree as follows:

 1. The defined terms used herein, unless otherwise defined herein, shall have the meanings ascribed to those terms in the Agreement.

 2. The Consultant shall assist the Committee as its financial advisor, and, at the Committee's direction, pursue one, all or some combination of the following strategies:

      (a)   NEGOTIATE A SALE TO THE OAK REALTY GROUP, INC. ("OAK")

      Consultant will assist the Committee in responding to, evaluating, and, at the Committee's direction, negotiating with representatives of Oak with respect to its offer to purchase all of the Property or all of the shares ("Shares") of Owner. Consultant will, among other things, assist and advise the Committee in evaluating the terms and conditions of Oak's proposal, including any and all financing conditions.

      Consultant will also review, read and assist the Committee in negotiating all the relevant documents and oversee the closing of a Sale.

      (b) MARKET ALL OF THE PROPERTY IN BULK OR ALL OF THE SHARES TO A SMALL GROUP OF POTENTIAL BUYERS.

      At the Committee's direction, Consultant will obtain bids from a selected group of potential purchasers identified by Consultant and approved by the Committee. In connection therewith, Consultant will prepare brief marketing materials and, under a more limited time frame at the Committee's direction, manage the bid process, qualify the bids and oversee the final negotiation and closing of a Sale.



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      (c)   MARKET ALL OF THE PROPERTY IN BULK OR ALL OF THE SHARES TO A
LARGE GROUP OF POTENTIAL BUYERS.

      At the Committee's direction, Consultant will market all of the Property in bulk or all of the Shares to a large group of potential buyers identified by Consultant and approved by the Committee. In connection therewith, Consultant will prepare in-depth marketing materials (including extensive due diligence information on each Property, manage a rigorous auction process, qualify the bids and oversee the final negotiation and closing of the Sale.

      (D)   MARKET ALL OF THE PROPERTY INDIVIDUALLY OR IN SMALLER GROUPS.

      At the Committee's direction, Consultant will market all of the Property to selected local or regional persons or entities identified by Consultant and approved by the Committee. In connection therewith, Consultant will prepare full marketing materials (including the preparation of due diligence information for review), manage the auction process, qualify the bids and oversee the final negotiation and closing of a Sale.

      In consideration of the service rendered hereby, the Owner agrees to pay a fixed fee and an incentive fee to Consultant based on the strategies implemented by Consultant.

      The fixed fees for Sales shall be as follows:

      Strategy A -             $  500,000
      Strategy B -             $1,000,000
      Strategy C -             $1,500,000
      Strategy D -             $2,500,000

      If the Committee directs the Consultant to implement multiple strategies, the Owner agrees to pay Consultant the highest fixed fee for the strategies that the Consultant implemented provided that a Sale or Sales shall occur. The fixed fee shall be the highest fee regardless of whether the Sale or Sales occurred as a result of a strategy for which a lower fixed fee is specified. Accordingly, in the event that a Third Party completes a Sale, which resulted from a strategy, subsequent to the time that Consultant may have implemented a different strategy, the fixed fee will be the greater fee applicable to one of the strategies so implemented.

For purposes of determining whether a strategy has been implemented, a strategy will be deemed to have been implemented if it results in a Sale or if fifteen (15) days have elapsed since the Committee directed the Consultant to commence the implementation of a strategy. Upon completing a Sale or Sales, Consultant shall also be entitled to receive an incentive fee equal to five (5%) percent of the excess of the aggregate Sale Value in connection with such sale or Sales over $6.00 per share on a fully diluted basis.

 3. The Consultant shall have the exclusive right to arrange for Sales for a period commencing on the date hereof and ending on the one hundred and eightieth (180) day following the date hereof (the "Term"). If, during the Term, a Sale is completed by Owner, regardless of whether the Sale is arranged by Consultant, Owner or anyone else, Consultant shall be paid the fee (both fixed and incentive) with respect thereto upon completion of the Sale. If during the Term, any agreement for a Sale is entered into regardless of whether the transaction is completed during the Term or thereafter, Consultant shall be paid the fee (both fixed and incentive) with respect thereto upon completion of the Sale. If all or any portion of the purchase price with respect to a Sale is deferred, then the same proportion of the Consultant's Fee (both fixed and incentive) shall also be deferred, and such fee shall be paid as and in the same proportion that the deferred portion of the purchase price is paid.



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      To the extent that a Sale constitutes a sale of all of Property or of the Shares, Consultant shall receive the fixed fee and incentive fee with respect thereto as set forth in paragraph 2 above. To the extent that a sale of Property consists of less than all of the Property, the fixed fee with respect to each Property shall be the product of the applicable fixed fee referred to in paragraph 2 above multiplied by a percentage which is the percentage set forth in Exhibit A regarding each Property included in such Sale. To the extent that a Sale consists of less than all of the Property, the incentive fee with respect to each Property shall be calculated as follows:

      (a) First, to the extent that the Sale Value of each Property included within a Sale exceeds the Market Value thereof, subtract the Market Value from the Sale Value; and

      (b) Second, multiply the remainder arrived at in (a) above by 5% and the product resulting from such calculation shall constitute the incentive fee for each Property included in such Sale.

 4. THE TERM SHALL AUTOMATICALLY EXTEND FOR A PERIOD OF 180 DAYS UNLESS EITHER OWNER OR CONSULTANT SHALL GIVE NOTICE TO THE OTHER PARTY NOT LATER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE EXPIRATION DATE OF THE TERM SPECIFYING THAT THE TERM SHALL NOT BE EXTENDED.

 5. Owner further agrees that Owner shall pay Consultant the aforementioned fee if, within twelve (12) months after the expiration of the Term as the same may have been extended as aforesaid, a Sale is completed, or Owner or the applicable Entity enters into a contract for a Sale with, or negotiations continue, resume or commence and thereafter continue leading to a Sale to, any Person with whom Consultant had negotiated (either directly or through a broker or agent) or to whom any transaction had been submitted prior to the expiration of the Term as the same may have been extended as aforesaid, in an effort to effect a Sale. Consultant agrees to submit a list of such Persons to Owner not later than five (5) Business Days following the expiration of the Term as the same may have been extended as aforesaid, provided, however, if a written offer had been submitted then it will not be necessary to include the offeror's name on the list.

 6. As used in this Modification, the following terms shall have the following definitions:

      "Business Day" means any weekday other than any holiday in the State of Illinois which banks are required or authorized to be closed.

      "Market Value" shall mean the value of each Property as calculated by multiplying the percentages listed on Exhibit A attached hereto by $6.00 per share and by the number of fully diluted Shares of Owners.

      "Person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Sale" shall mean a transfer of ownership interest in Property or Shares to a single transferee. The Sale Value of Property or Shares shall be used in calculating the fee, whether fixed or incentive, with respect thereto. Contributions of cash, assets or services in exchange for an ownership interest therein by a Third Party shall be included in the amount of the Sale. To the extent that the contribution takes the form of assets or services, Consultant shall reasonably determine the fair market value thereof unless fair market value has been determined by the Owner and the Third Party transferee. The term "Sale" shall also mean the sale of all of the Shares.



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      "Sale Value" shall mean, with respect to Shares, the cash and other consideration received from Third Parties in exchange for the ownership interest of Shares. "Sale Value" shall mean, with respect to Property, the cash and other consideration received from Third Parties in exchange for the ownership interest in Property. However, should any portion of the cash received from Third Parties in exchange for the ownership interest in Property be used to pay Secured Debt, the amount of Secured Debt that is repaid shall constitute a deduction from Sale Value regarding the Property encumbered by such Secured Debt.

      "Secured Debt" shall mean the amount of any loan which is secured by a first mortgage (or instruments in the nature thereof such as trust deeds or deeds of trust) wherein the Property encumbered by such first mortgage is the primary security for such loan.

      "Third Parties" shall mean Oak and any other Person, except for Owner.

 7. The Consultant shall bear all costs and expenses incurred by it in performing its duties under this Modification provided that Owner agrees to reimburse the Consultant for any out-of-pocket expenses, including the cost of airfare, rental cars, lodging and meals incurred in connection with performing the services hereunder. Owner agrees to reimburse Consultant for all such expenses within ten (10) Business Days of receipt by Owner of a request for reimbursement by Consultant, provided that any such request for reimbursement shall be accompanied by receipts, and documentation of the time, place and amount of such expenses.

 8. The Owner hereby agrees to indemnify and hold harmless the Consultant, its employees partners, attorneys and agents and the officers and directors of its General Partner (the Consultant and all of said Persons are hereinafter collectively referred to as the "Indemnified Parties"), from and against any and all liabilities, claims, causes of action, damages, costs and expenses ("Losses") which may at any time be asserted, brought or incurred, arising from or relating to the performance by Consultant of its duties pursuant to this Modification (except for any Losses caused by, or arising from, the gross negligence or willful misconduct of an Indemnified Party or Parties, provided, however, that this indemnity shall not apply to Losses arising from the gross negligence or willful misconduct) of an Indemnified Party or Parties.

      The Owner hereby further agrees to indemnify and hold harmless the Indemnified Parties, from and against any and all losses (except losses arising from the gross negligence or wilful misconduct of an Indemnified Party or Parties) which may at any time be asserted, brought or incurred arising out of, caused by or resulting from:

      (a)   Presence on or about any Property of:

            (i) toxic or hazardous substances in amounts or concentrations beyond those permitted by law; or

            (ii)  any underground storage tanks; or

      (b) The failure of any Property to comply with any requirement of laws, regulations or ordinances applicable to such Property and the use, operation, sale or offering for sale thereof.

      The obligation to indemnify for Losses due to the gross negligence of Indemnified Parties, shall include, any and all fees, costs and expenses, including reasonable attorneys' fees, incurred in defending against, responding to or otherwise dealing with such Losses.



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      Consultant hereby agrees to indemnify and hold harmless the Owner, the Committee and all employees, trustees, shareholders, officers, attorneys and agents of the Owner and the Committee from and against any and all liabilities, claims, causes of action, damages, costs and expenses ("Losses") which may at any time be asserted, brought or incurred, arising from or relating to the performance by Consultant of its duties pursuant to this Modification, provided that such performance by Consultant amounts to gross negligence or willful misconduct.

      Except as provided below, it is agreed that liability of the Consultant to the Owner under this Modification shall be limited to the amount of any fixed and incentive fees paid or due Consultant, provided that this limitation of liability shall not bind any provider of a fairness opinion to Owner or the Committee who relies upon the work performed by Consultant pursuant to the Agreement or this Modification.

 9. In the event any claim, suit, action or proceeding shall allege or involve any such alleged willful misconduct or gross negligence as set forth in Paragraph 8 above and without limiting the generality of any such provisions contained herein, Owner shall defend such claim, suit, action or proceeding: but upon any final and non-appeal adjudication of willful misconduct or gross negligence on the part of Indemnified Parties, all amounts paid by Owner pursuant to Paragraph 8 above shall be repaid by the Consultant to Owner.

10. Except as hereinafter set forth, none of the rights or interests of the Consultant or Owner under this Amendment may be assigned, transferred or delegated in whole or in part; and any such purported assignment, transfer or delegation shall be void. The Consultant may delegate certain of its rights, obligations and interests hereunder to CFC Capital Management Associates Limited Partnership and/or CFC Transactions Limited Partnership in which event CFC Capital Management Associates Limited Partnership and CFC Transactions Limited Partnership and their employees, partners, attorneys and agents and the officers and directors of their general partners shall constitute Indemnified Parties under Section 8 above. The terms and conditions of this Modification shall be governed by the laws of the State of Illinois.

11. Consultant hereby agrees to provide access to, and copies of its analysis and work product including its valuation conclusions on an asset by asset basis to any third party advisor retained by Owner or the Committee for purposes of rendering a fairness opinion regarding a Sale.

12. Except as expressly modified hereby, the Agreement shall remain unmodified and in full force and effect. Paragraphs 2, 3, 4, 5 and 6 of part II of the Agreement shall apply to the provisions of this Modification.



                           [SIGNATURE PAGE FOLLOWS]




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      IN WITNESS WHEREOF, the parties have caused this Modification to be duly executed as of the day and year first above written.


                               CFC ADVISORY SERVICES LIMITED PARTNERSHIP

                               By:   COHEN REALTY SERVICES, INC.,
                                     its General Partner


                                     By:
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                                     Name:  Richard Tannenbaum
                                     Title: Vice President

                               BANYAN STRATEGIC REALTY TRUST


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